Exhibit 10.64

SUBLEASE

THIS SUBLEASE (this “Sublease”) is entered into as of January 14, 2011, by and between Sonos, Inc., a Delaware corporation (“Sublandlord”), and Radius Health, Inc., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Sublandlord is the tenant under a written Lease dated as of June 28, 2004, as amended by that certain First Amendment to Lease dated as of April 30, 2007 (collectively, the “Master Lease”) with Broadway Hampshire Associates Limited Partnership, a Massachusetts limited partnership as Landlord (“Master Landlord”), pursuant to which Sublandlord is leasing from Master Landlord certain office space (the “Premises”) located in the building located at and numbered 201 Broadway, Cambridge, Middlesex County, Massachusetts (the “Building”).  Sublandlord warrants that a true and complete copy of the Master Lease is attached as Exhibit A to this Sublease.

WHEREAS, Subtenant desires to sublease from Sublandlord the portion of the Premises totaling approximately 5,672 rentable square feet located on the sixth (6th) floor of the Building and shown as the “Subleased Premises” on Exhibit B to this Sublease (the “Subleased Premises”), upon and subject to the terms and conditions set forth below.

WHEREAS, Sublandlord is willing to sublease the Subleased Premises to Subtenant, subject to Master Landlord’s approval, upon and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, Sublandlord and Subtenant agree as set forth below.

1.                                       Defined Terms.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to the same in the Master Lease.

2.                                       Sublease Agreement.  Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby subleases the Subleased Premises from Sublandlord, on the terms and conditions set forth in this Sublease.

3.                                       Term of Sublease.

3.1                                 The Sublease Term.  The term of this Sublease (the “Sublease Term”) shall commence on the later to occur of (i) January 15, 2011, or (ii) the date which Master Landlord consents to this Sublease in writing (the “Sublease Commencement Date”) and shall expire on July 30, 2011 (the “Sublease Expiration Date”).

4.                                       Sublease Rent; Security Deposit.

4.1                                 Base Sublease Rent.

(a)                                  Commencing on the Sublease Commencement Date, and continuing on the first day of each month thereafter through the Sublease Expiration Date, Subtenant shall pay to Sublandlord, in advance on the first day of each calendar month during the Sublease Term, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, in lawful money of the United States, by check payable to Sublandlord, base sublease rental in the amount of eight thousand nine hundred eighty and 67/100 ($8,980.67) (the “Base Sublease Rent”).

(b)                                 If for any reason the Sublease Term does not commence on the first day of a calendar month or end on the last day of a calendar month, Base Sublease Rent for any partial calendar month shall be prorated by multiplying the monthly Base Sublease Rent by a fraction, the numerator of which is the total number of days of the partial calendar month and the denominator of which is the total number of days in the full calendar month.  The first installment of Base Sublease Rent shall be due upon receipt by Subtenant of fully executed copies of this Sublease and Landlord’s consent thereto and in any event, prior to Subtenant’s entry in the Subleased Premises.

4.2                                 Additional Rent for Electricity.  In addition to Tenant’s obligations to pay Base Sublease Rent to Sublandlord, Subtenant shall timely pay for Subtenant’s use of electricity directly to such utility provider.

4.3                                 Security Deposit.  Upon execution hereof, Subtenant has delivered to Sublandlord the amount of $8,980.67 (the “Security Deposit”), such sum to be held by Sublandlord as security for the performance of Subtenant’s obligations under this Sublease.  Upon the occurrence of any default by Subtenant hereunder after expiration of all grace or cure periods, if any, Subtenant agrees that Sublandlord may apply all or any part of Subtenant’s Security Deposit, together with accrued interest, if any, to any obligation of Subtenant hereunder.  If all or any portion of Subtenant’s Security Deposit is applied by Sublandlord against any of Subtenant’s obligations hereunder, Subtenant shall promptly restore Subtenant’s Security Deposit to its original amount.  Subtenant’s failure to restore the Security Deposit upon notice from Sublandlord shall be a material breach of this Sublease.  Interest on Subtenant’s Security Deposit, if any, shall in all instances be retained by Sublandlord.  Any balance of the Security Deposit held by Sublandlord and not used, applied or retained by Sublandlord as above provided, shall be returned to Subtenant within thirty (30) days after the Sublease Expiration Date and after surrender of the Subleased Premises to Sublandlord in accordance with the terms of this Sublease.

5.                                       Use.  Subtenant shall use the Subleased Premises for general office use and for no other purpose.

6.                                       Condition of Subleased Premises.  Sublandlord shall deliver the Subleased Premises to Subtenant in clean condition, and Subtenant has elected to sublease the Subleased Premises from Sublandlord under the terms of this Sublease in such clean condition but otherwise on a strictly “AS IS” and “with all faults” basis, and acknowledges that, unless otherwise set forth herein, Sublandlord has no obligation to make any improvements or provide any furnishings or equipment to Subtenant in connection therewith.  By taking possession of the Subleased Premises, Subtenant acknowledges that the Subleased Premises are in tenantable condition and complies with this Sublease.

7.             Existing Furniture.  Notwithstanding anything herein to the contrary, Landlord shall remove the twelve (12) red cubicles currently within the Premises, but otherwise the existing furniture shall remain in the Subleased Premises (the “Existing Furniture”) for use by Tenant during the Sublease Term for no additional cost.  In consideration of entering into this Sublease, the Existing Furniture shall become the property of Subtenant upon commencement of the Sublease Term and Subtenant shall be solely responsible for its maintenance and removal at the end of the Sublease Term in accordance with the Master Lease.

8.             Alterations.  Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublandlord and Master Landlord.  Any approved alterations, additions or improvements to the Subleased Premises shall be made by Subtenant at Subtenant’s sole cost and expense, and otherwise upon all applicable terms and conditions of the Master Lease (including any removal and restoration obligations) and this Sublease.  Upon the expiration or earlier termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in good condition, broom clean, ordinary wear and tear excepted and free of Subtenant’s personal property, including the Existing Furniture.

9.             No Assignment or Subletting.  Except as otherwise provided in the last paragraph of Section 13.01 of the Master Lease, Subtenant shall not directly or indirectly (by sale or transfer of a controlling interest in Subtenant’s capital stock or other form of proprietary interests, merger, consolidation, combination, reorganization, recapitalization or otherwise), voluntarily or by operation of law, sublet all or any portion of the Subleased Premises, or permit all or any portion of the Subleased Premises to be occupied by anyone other than Subtenant, or sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any portion of Subtenant’s interest in or rights with respect to the Subleased Premises or this Sublease, without the prior written consent of Sublandlord and Master Landlord.  Notwithstanding anything to the contrary in the Master Lease, Subtenant shall pay Sublandlord’s reasonable out-of-pocket costs and expenses in connection with any request for consent relating to a proposed transfer, including, without limitation, Master Landlord’s out-of-pocket costs and expenses charged to Sublandlord.

10.           Parking.  Subject to and in accordance with the terms of the Master Lease, during the Sublease Term, Subtenant shall have the right, but not the obligation, to lease, for use by Subtenant and its employees, a total of one and a half (1.5) parking spaces for each one thousand (1,000) rentable square feet of the Subleased Premises in the Building parking garage.  The monthly parking fee shall be at adjustable market rates which, to the knowledge of Sublandlord, is $195 a month per parking space as of the execution of this Sublease.  In addition and subject to availability, Subtenant may lease additional parking spaces in the Building parking garage on a month-to-month basis.  All such parking use shall be subject to the reasonable rules and regulations adopted from time to time by Master Landlord.

11.           Signage.  Subject to the terms of the Master Lease, Subtenant shall have the right to install building standard signage on the entrance to the Subleased Premises and have its name displayed on the directory in the main lobby of the Building.  Subtenant’s installation of signage shall be at Subtenant’s sole cost and expense.

12.           Security.  As of the execution of this Sublease, the Master Landlord provides security to the Building on weekday evenings and on Saturday mornings; provided, however, that nothing herein shall obligate Master Landlord or Sublandlord to provide such services throughout the Sublease Term.  Sublandlord shall have no responsibility for or with respect to the amount and type of security services, if any, to be provided to the Subleased Premises or the Building.  Sublandlord shall not be liable to Subtenant, and Subtenant hereby and expressly assumes all risk of loss in connection with, and waives any claim against Sublandlord for: (i) any unauthorized or criminal entry of third parties into the Subleased Premises or the Building, (ii) any damage or injury to property or persons, and (iii) any theft or loss of or damage to any property in or about the Subleased Premises or the Building from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security.

13.           Application of Master Lease.

13.1         Sublease Subordinate to Master Lease.  This Sublease is and shall be at all times subject and subordinate to the Master Lease.  Subtenant shall not do anything that would constitute a default under the Master Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Master Lease.  If the Master Lease terminates with respect to the Subleased Premises, this Sublease shall terminate, and the parties shall be relieved of any further liability or obligation under this Sublease, except pursuant to any provision of this Sublease that survives the expiration or earlier termination of this Sublease.  As between Sublandlord and Subtenant, if there are inconsistencies between any provision of the Master Lease and any provision of this Sublease, this Sublease shall control.  Sublandlord agrees not to (a) cause any default under the Master Lease, or (b) terminate or amend the Master Lease with respect to the Subleased Premises, or consent to same, without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed with respect to an amendment that will not materially reduce the area of the Subleased Premises or increase Subtenant’s monetary obligations hereunder.  The provisions of this section shall survive the termination or expiration of this Sublease.

13.2         Incorporation of Obligations Set Forth in Master Lease.  In addition to the obligations of Subtenant under the terms of this Sublease as set forth in the other sections of this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Subtenant shall also have and perform for the benefit of Sublandlord all obligations of the “Lessee” as are set forth in the Master Lease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting “Subtenant” wherever the term “Lessee” appears, “Sublandlord” wherever the term “Lessor” appears, and “Subleased Premises” wherever the term “Premises” appears; provided, however, that Subtenant’s obligations under the Master Lease shall be limited to the extent of the Subleased Premises and for the duration of the Sublease Term.  In addition, whenever any period for notice from “Lessee” to “Lessor” is specified under the Master Lease, or any period within which “Lessee” is required to do anything under the Master Lease, the period applicable to Subtenant’s obligation to give such notice to Sublandlord or to perform under this Sublease shall be three (3) days shorter than the corresponding period applicable to “Lessee” under the Master Lease (so that Sublandlord shall always have at least three days within which to give its own notice or performance to Master Landlord).  Any non-liability, release, waiver, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord is incorporated herein by reference and shall be deemed to inure to the benefit of Sublandlord in addition to Master Landlord, and any other person intended to be benefited by said provision.  Any right of Master Landlord under the Master Lease of access or inspection and any right of Master Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Master Landlord, and any other person intended to be benefited by said provision.  Sublandlord shall, at Subtenant’s request, use commercially reasonable efforts to cause Master Landlord to perform Master Landlord’s obligations under the Master Lease, but Sublandlord shall not be obligated to perform for the benefit of Subtenant any of the obligations of Master Landlord under the Master Lease.  Notwithstanding anything to the contrary contained herein, the following provisions of the Master Lease are not applicable to this Sublease as between Sublandlord and Subtenant, and are not incorporated herein by reference:

Lease: Article 2, Sections 3.01, 20.09, 20.10, 20.13 and Article 21.

First Amendment to Lease: Sections B.3, B.4, B.5, B.6, B.7, B.8, B.10, B.11, B.12 and C.

13.3         Modifications.  For purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a)           In all provisions of the Master Lease requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord.

(b)           In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Sublandlord and Master Landlord.

(c)           Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any fire or other casualty or taking.

13.4         Subtenant’s Insurance; Subrogation.  Subtenant shall keep in force at all times throughout the Sublease Term, at Subtenant’s expense, for the benefit of Sublandlord and Master Landlord, insurance as required under the Master Lease, with Sublandlord, Master Landlord and any other parties designated by Sublandlord or Master Landlord as additional insureds.  Subtenant hereby waives and shall cause its insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against Sublandlord and Master Landlord for any loss or damage with respect to Subtenant’s property, improvements and alterations, the Property (as defined in the Master Lease), the Subleased Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had Subtenant carried the insurance required by this Sublease) covered by insurance.

13.5         Default by Subtenant; Indemnification.  Upon the failure of Subtenant to pay rent or comply with any other provisions of this Sublease or the occurrence of any other event which constitutes a default under this Sublease, Sublandlord shall be entitled to all the same rights and remedies against Subtenant on account of such default by Subtenant under this Sublease as are granted in the Master Lease to Master Landlord against Sublandlord on account of a default by Sublandlord under the Master Lease.  In addition to, and not in limitation of, the indemnification obligations set forth in the Master Lease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorneys’ fees incurred in connection with a default by Subtenant hereunder which causes Sublandlord to be in default as lessee under the Master Lease.

13.6         Limitation of Liability.  In no event shall Sublandlord or its stockholders, principals, officers, directors, employees, lenders, or agents be liable to Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

14.           Miscellaneous.

14.1         Attorneys’ Fees.  If Subtenant defaults in the performance of any terms, covenants, agreements or conditions contained in this Sublease and Sublandlord places the enforcement of this Sublease or the collection of any rent due or to become due hereunder, or recovery of the possession of the Subleased Premises, in the hands of an attorney, or files suit upon the same, Sublandlord shall be responsible for Sublandlord’s reasonable attorneys’ fees and expenses.  In addition, if Subtenant requests any consent or other action on the part of Sublandlord, in connection with which Sublandlord deems it necessary for any documents to be prepared or reviewed by its counsel, Sublandlord shall pay all reasonable attorneys’ fees and expenses incurred by Sublandlord in connection therewith.

14.2         Entire Agreement.  This Sublease sets forth the entire understanding between Sublandlord and Subtenant concerning the Subleased Premises and supersedes any and all prior negotiations and understandings.  The parties hereto agree that there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties hereto with respect to any subject covered by this Sublease other than those set forth herein.  No amendment, change or addition to this Sublease shall be binding upon Sublandlord or Subtenant unless in writing and signed by the party to be charged.

14.3         No Partnership.  Nothing contained in this Sublease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture, and neither the method of computation of rent nor any other provision contained in this Sublease nor any act of the parties hereto shall be deemed to create any relationship between Sublandlord and Subtenant other than the relationship of Sublandlord and Subtenant.

14.4         Notices.  Any notice, approval, demand, request or other communication required or permitted to be given under this Sublease shall be in writing and shall be delivered to the following addresses:

If to Sublandlord:

Sonos, Inc.
25 First Street
Cambridge, MA 02141
Attention:
Tel:
Fax:

with a copy to:

Bradley & Associates
1270 Soldiers Field Road
Boston, MA 02135
Attention: Kendall E. Brook, Esq.
Tel: 617-779-0438
Fax: 617-782-9442

If to Subtenant:

At the Subleased Premises
Attention: Chief Financial Officer

with a copy to:
Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Attention: Julio Vega, Esq.
Tel: 617-951-8901
Fax: 617-345-5016

14.5         Captions and Section Numbers.  The captions and section numbers appearing in this Sublease are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of the Sublease.

14.6         Brokers’ Commissions.  Each party represents and warrants to the other that it has taken no act nor permitted any act to be taken pursuant to which it or the other party hereto might incur any claim for brokerage commissions or finder’s fees in connection with the execution of this Sublease except with respect to Colliers Meredith & Grew (the “Broker”).  Each party agrees to indemnify, defend and hold the other harmless against all liabilities and costs arising from a breach of such representation and warranty, including, without limitation, for attorneys’ fees and costs in connection therewith.  Sublandord shall compensate the Broker pursuant to a separate agreement.

14.7         Partial Invalidity.  If any term, covenant or condition of this Sublease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid, shall both be unaffected thereby, and each term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

14.8         Exhibits.  All Exhibits attached to this Sublease are hereby incorporated herein.

14.9         Authority.  If Subtenant is a corporation, limited liability company, partnership or other form of entity, the individuals signing this Sublease on behalf of Subtenant hereby represent and warrant that (a) Subtenant is duly organized, validly existing and in good standing and has all required power and authority to own, sublease, hold and operate properties and conduct business in the Commonwealth of Massachusetts and (b) such individuals have the authority to bind Subtenant to this Sublease.

14.10       Execution of Sublease; Counterparts.  This Sublease shall become effective as a Sublease, and Sublandlord shall become obligated hereunder, only upon the execution and delivery of this Sublease (theretofore executed by Subtenant) by Sublandlord to Subtenant.  This Sublease may be executed in counterparts, each of which shall be deemed an original as against the party whose signature is affixed thereto, and which together shall constitute but one and the same agreement.

14.11       Consents and Approvals.  In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other things, such consent or approval is required under the provisions of the Master Lease but has not been obtained from Master Landlord.

15.           Contingent Nature of Sublease.  This Sublease shall be contingent upon receipt of Master Landlord’s written consent to this Sublease.  Other provisions of this Sublease notwithstanding, in the event that Master Landlord has not provided written consent to this Sublease before the date which is thirty (30) days after full execution of this Sublease, then either party may, upon five (5) days written notice to the other, terminate all of the rights and obligations of the parties hereunder, unless within such five (5) day period such written consent of Master Landlord is received by the parties.

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[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

SONOS, INC.,		RADIUS HEALTH, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Craig A. Shelburne	By:	/s/ B. N. Harvey
	Name: Craig A. Shelburne		Name: B. N. Harvey
	Title: General Counsel		Title: CFO

EXHIBIT A

Master Lease

[Attached]